Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of National Interstate Corporation, an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, hereby constitutes and appoints Arthur J. Gonzales, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such Registration Statement on Form S-8 with all exhibits thereto and other documents in connection therewith and (ii) any and all amendments, including post effective amendments, supplements and exhibits thereto and to any subsequent registration statements pursuant to Rule 462 of the Securities Act, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite, necessary, appropriate or desirable to be done in and about the premises, or in the name, place and stead of the said director and/or officer, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ David W. Michelson David W. Michelson	Director, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2013

/s/ Julie A. McGraw Julie A. McGraw	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2013

/s/ Joseph E. (Jeff) Consolino Joseph E. (Jeff) Consolino	Chairman of the Board	October 31, 2013

/s/ Gary J. Gruber Gary J. Gruber	Director	October 31, 2013

/s/ Keith A. Jensen Keith A. Jensen	Director	October 31, 2013

/s/ Donald D. Larson Donald D. Larson	Director	October 31, 2013

/s/ Vito C. Peraino Vito C. Peraino	Director	October 31, 2013

/s/ Joel Schiavone Joel Schiavone	Director	October 31, 2013

/s/ Donald W. Schwegman Donald W. Schwegman	Director	October 31, 2013

/s/ Alan R. Spachman Alan R. Spachman	Director	October 31, 2013

/s/ Michael A. Spachman Michael A. Spachman	Director	October 31, 2013